UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2004

DIABETIC TREATMENT CENTERS OF AMERICA, INC.

(formerly known as FLAGSTICK VENTURES, INC.)

(Exact name of Registrant as specified in its charter)

Delaware	333-82580	59-3733133
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

211 5th Street NW

Naples, Florida 34120

(239) 269-5679

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On July 1, 2004, the Company changed its name to Diabetic Treatment Centers of America, Inc. to reflect its new business direction of owning and operating diabetic treatment centers. On August 4, 2004, the Company ceased operating in the wholesale golf industry to fully pursue its new direction of opening diabetic treatment centers.

In accordance with the new direction of the Company, our Board of Directors hired Dr. Falahati-Nini and Arden Oliphant on July 30, 2004. Attached as Exhibits 99.1 and 99.2 are the employment agreements of Dr. Falahati-Nini and Mr. Oliphant with the Company. Dr. Falahati-Nini will serve as our Chief Medical Officer and Mr. Oliphant will serve as our Chief Executive Officer. Both Dr. Falahati-Nini and Mr. Oliphant will serve as members of the Board of Directors. Mr. Jeff Jones will remain as our President and Chairman of the Board of Directors.

Item 7. Financial Statements and Exhibits.

Exhibit 99.1	Employment Agreement between Diabetic Treatment Centers of America, Inc. and Alireza Falahati-Nini, M.D. dated as of July 30, 2004

Exhibit 99.2	Employment Agreement between Diabetic Treatment Centers of America, Inc. and Arden Oliphant dated as of July 30, 2004.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

FLAGSTICK VENTURES, INC.

Dated: August 5, 2004	By:	/s/ Jeff A. Jones
Jeff A. Jones
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Employment Agreement between Diabetic Treatment Centers of America, Inc. and Alireza Falahati-Nini, M.D. dated as of July 30, 2004

Exhibit 99.2	Employment Agreement between Diabetic Treatment Centers of America, Inc. and Arden Oliphant dated as of July 30, 2004.